                                                                   Exhibit 10(b)

2000 One Logan Square                         Morgan, Lewis
Philadelphia, PA 19103-6993                    & Bockius LLP
215-963-5000                                  Counselors At Law
Fax:  215-963-5299



April 20, 1998


Board of Trustees
The Penn Mutual Life Insurance Company
Philadelphia, PA 19172

Re:  PIA Variable Annuity Account I
     ------------------------------
     SEC Registration No. 33-83120
     -----------------------------

Dear Ladies and Gentlemen:

We hereby consent to the reference of our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of this Post-Effective Amendment No. 4. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,



/s/ Morgan, Lewis & Bockius LLP
-------------------------------
Morgan, Lewis & Bockius LLP